	Eye on Media Network, Inc.
	Pro Forma Balance Sheet
	August 31, 2013

			Assets
	Eye on South Florida		Eye on Media Network	Adjustments and Eliminations	Totals

Cash	$49,445		$2,500	$-	$51,945
Accounts receivable	4,600		-	-	4,600
Notes receivable	1,000		-	-	1,000
Prepaid expenses	9,580		3,000	-	12,580

Current assets	64,625		5,500	-	70,125

Property and Equipment	1,748,635			-	1,748,635
Other assets	157,844			-	157,844

Total assets	$1,971,104		$5,500	$-	$1,976,604

	Liabilities and Equity
Accounts payable and accruals	$767	$		$-	$767
Related party loan			3,000	-	3,000
					-
Current liabilities	767		3,000	-	3,767

Long-term debt	-		-	-	-

Common stock	2,469		27,690	(2,469)	27,690
Additional paid in capital	2,142,646		(24,690)	1,969	2,119,925
Retained earnings	(147,778)		(500)	500	(147,778)
					-
Total equity	1,997,337		2,500	-	1,999,837

Total liabilities and equity	$1,998,104		$5,500	$-	$2,003,604

	Eye on South Florida, Inc.
	Pro Forma Income Statement
	August 31, 2013

	Eye on South Florida		Eye on Media Network	Adjustments and Eliminations	Totals

Revenues	$25,317		$-	$-	$25,317

Operating expenses
Contract labor	39,242		-	-	39,242
Professional fees	27,286		500	-	27,786
General and administrative	7,531		-	-	7,531
Depreciation	126,036		-	-	126,036
					-
	200,095		500	-	200,595

Net income (loss)	$(174,778)		$(500)	$-	$(175,278)